UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2025

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13057	13-2622036
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 318-7000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, $.01 par value	RL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 20, 2025, Ralph Lauren Corporation (the “Company”) appointed Robert Ranftl as Chief Operating Officer, effective March 30, 2025.

In connection with the foregoing, Mr. Ranftl and the Company entered into an Employment Agreement (the “Ranftl Employment Agreement”), dated January 20, 2025. Pursuant to the Ranftl Employment Agreement, Mr. Ranftl is entitled to an annual base salary of not less than $1,000,000 and to participate in any applicable bonus program that the Company maintains during the term of his employment, including the Company’s Executive Incentive Plan, as amended (“EIP”). Under the EIP, Mr. Ranftl has an annual target bonus opportunity of 100% of his fiscal year salary earnings, and a maximum bonus opportunity of 200% of his fiscal year salary earnings and, in accordance with the Company’s 2019 Long-Term Stock Incentive Plan (“2019 LTSIP”), beginning in fiscal year 2026, he will be granted an annual equity award with a value of $2,250,000, under the terms of the 2019 LTSIP and as approved each year by the Talent, Culture & Total Rewards Committee of the Board of Directors of the Company.

Under the Ranftl Employment Agreement, if the Company terminates Mr. Ranftl’s employment for any reason other than death, disability or Cause, or he voluntarily terminates his employment for Good Reason (each, as defined in the Ranftl Employment Agreement), he will be entitled to receive base salary continuation payments for a period of one year from the date of such termination (the “Severance Period”), plus a lump sum amount at the end of the Severance Period equal to his target bonus. Upon such termination, Mr. Ranftl’s RSUs and PSUs will be treated in accordance with their respective award agreements. In addition, during the Severance Period, Mr. Ranftl will be entitled to continue to participate in any group medical and dental plans in which he participated prior to his termination. If Mr. Ranftl voluntarily terminates his employment for Good Reason or the Company terminates his employment without Cause, in each case within 12 months following a Change in Control of the Company (as defined in the Ranftl Employment Agreement), then, in lieu of the foregoing amounts, he will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to two times the sum of his then current annual base salary and the bonus paid in the most recently completed fiscal year prior to the fiscal year in which his employment is terminated. In addition, in such event, any unvested stock options, unvested RSUs and unvested PSUs held by Mr. Ranftl will immediately vest.

If Mr. Ranftl voluntarily terminates his employment without Good Reason or if he is terminated by the Company for Cause, he will only be entitled to receive his base salary through the date of termination, and any outstanding equity awards will be treated in accordance with their respective award agreements. In the event his employment terminates due to his death or disability, he or his estate will be entitled to receive only those welfare plans benefits available to him pursuant to the welfare plans he participated in prior to such termination, and any outstanding equity awards will be treated in accordance with their respective award agreements.

The above described amounts and stock awards to be provided are subject to his compliance with certain restrictive covenants. Any amounts due and payable to Mr. Ranftl upon termination of his employment will be subject to compliance with Section 409A of the Internal Revenue Code.

Other than as described herein, since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Mr. Ranftl or any member of his family.

The foregoing summary of the Ranftl Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Ranftl Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On January 21, 2025, the Company issued a press release announcing Mr. Ranftl’s appointment. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Employment Agreement, dated January 20, 2025, between the Company and Robert Ranftl
99.1	Press Release, dated January 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALPH LAUREN CORPORATION

Date: January 21, 2025	By:	/s/ Justin M. Picicci
		Name:	Justin M. Picicci
		Title:	Chief Financial Officer